Exhibit 99.4

March 29, 2017

The Board of Directors of PharmAthene, Inc.

One Park Place

Suite 450

Annapolis, Maryland 21404

Re:	Amendment No. 1 to Registration Statement on Form S-4 of PharmAthene, Inc. (the “Company”) (File No. 333-215891)

Dear Company:

Reference is made to our opinion letter (“opinion”), dated January 18, 2017.

Our opinion was provided for the information and assistance of the Board of Directors of the Company in connection with its evaluation of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement on Form S-4 under the captions "Summary - Opinion of the Financial Advisor to PharmAthene," "The Mergers - Background of the Mergers," "The Mergers - PharmAthene Reasons for the Mergers" and "The Mergers - Opinion of the Financial Advisor to PharmAthene" and to the inclusion of our opinion in the Proxy Statement/Prospectus/Consent Solicitation included in the Registration Statement, appearing as Annex FA to such Proxy Statement/Prospectus/Consent Solicitation. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ HOULIHAN LOKEY CAPITAL, INC.

HOULIHAN LOKEY CAPITAL, INC.

1